Exhibit 23.1



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 1997 appearing in MicroAge, Inc.'s Annual Report on Form 10-K for the fiscal year ended November 2, 1997.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Phoenix, Arizona
April 10, 1998